Exhibit (b)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Michal Levy, President and Chief Executive Officer of Venerable Variable Insurance Trust, a Delaware Business Trust (the “registrant”), and John Bruggeman, Treasurer, of the registrant, each certify that:

1.   The registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Venerable Variable Insurance Trust and will be retained by Venerable Variable Insurance Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Venerable Variable Insurance Trust

By:      /s/ Michal Levy
            Michal Levy
President and Chief Executive Officer (Principal Executive Officer), Venerable Variable Insurance Trust

By:      /s/ John Bruggeman
            John Bruggeman
Treasurer (Principal Financial Officer), Venerable Variable Insurance Trust

Date:  August 27, 2026

*These certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this Form N-CSR or as a separate disclosure document.